WEI WEI & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

• MAIN OFFICE
133-10 39TH AVENUE
FLUSHING, NY 11354
TEL. (718)445-6308
FAX.(718)445-6309

• CALIFORNIA OFFICE
36 W. BAY STATE STREET
ALHAMBRA, CA 91801
TEL. (626)282-1630
FAX.(626)282-9726

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in this Registration Statement on Form S-1, of our report dated October 27, 2014, with respect to the financial statements of Taxus Pharmaceuticals Holdings, Inc. (formerly Little Neck Health Connection, Inc.) as of June 30, 2014 and 2013, and for the years then ended which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Wei, Wei & Co., LLP

Flushing, New York
January 29, 2015